Exhibit 10.8

ASSIGNMENT OF CONTRACT AGREEMENT

THIS AGREEMENT is made and entered in the City of Chihuahua, State of Chihuahua as of this the 18th day of August, 2005

AMONG:

MINERA RIO TINTO, S. A. DE C. V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, herein represented by MARIO AYUB TOUCHE in his capacity as Sole Administrator holding general powers of attorney for legal representation and collections, acts of administration and domain, and having an office at Av. Pascual Orozco Number 2117- Altos, La Cima, C. P. 31310, Chihuahua, Chihuahua (R .F. C.

(hereinafter referred to as " Assignor ")

OF THE FIRST PART

AND:

CORPORATIVO MINERO, S.A. DE C.V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, herein represented by JOSE CONRADO TERRAZAS CANO in his capacity as Legal Representative holding general powers of attorney for legal representation and collections, acts of administration and domain, and having an office at Albatros No. Colonia Arboledas C. P. 31166, Chihuahua, Chihuahua (R .F. C. CMI010126SKA)

(hereinafter referred to as the “Concessionaire”)

OF THE SECOND PART

AND

SUNBURST  MINING DE MÉXICO, S. A. DE C. V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, herein represented by   TRACY ALLIN MOORE in his capacity as Sole Administrator holding general powers of attorney for legal representation and collections, acts of administration and domain, and having an office at Av. Del Mar # 1022 – 5 Zona Costera, Mazatlán, Sinaloa, C. P. 82149, (R. F. C. SMM050708TJ7)

(hereinafter referred to as " Assignee ")

OF THE THIRD PART

WHEREAS:

i.

The Concessionaire is the sole legal and beneficial recorded owner of the Mining Concessions.

ii.

The Concessionaire and Assignor have executed the Cieneguita Option Agreement whereby the Concessionaire  has granted to the Assignor and the Assignor has acquired from the Concessionaire, the exclusive right and option to purchase the Mining Concessions.

iii.

The Assignee desires to acquire all of the rights and to assume all of the obligations of the Assignor contained in the Cieneguita Option Agreement.

iv.

The Concessionaire desires to grant consent for the Assignee to acquire all of the Assignor’s rights and obligations agreed upon under the Cieneguita Option Agreement, subject to the terms and conditions set out in this Agreement (as defined here-below).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual warranties and representations herein contained, the parties agree as follows:

SECTION 1

INTERPRETATION AND DEFINITIONS

1.1.

The following Schedules shall form part of this Agreement:

Schedule A –

The Mining Concessions

Schedule B –

The Cieneguita Option Agreement

Schedule C –

English Version of this Agreement

1.2.  The following terms shall, when used in this Agreement, have the meaning and interpretation set forth as follows (except as otherwise expressly provided or as the context otherwise requires):

Mining Activities means all exploration and exploitation rights granted by the Mining Act of Mexico and its Regulations to the title holders of the Mining Concessions, including, without limitation, all work or activities conducted for purposes of: (a) identification of mineral deposits and quantification and evaluation of mineral resources to determine the economic feasibility of its recovery, (b) preparation and development of the area comprising the mineral deposit to recover or extract the mineral products, (c) milling, crushing, smelting, refining, treatment, sale and marketing of ore.

the Assignment means the assignment to the Assignee of all rights granted to, and the obligations assumed by, the Assignor  under the Cieneguita Option Agreement as set forth in Section 5,

Mining Concessions means the mining concessions described in Schedule A hereto and any exploitation concessions or other interests into which such concessions, exploitation concessions or interests may have been converted, this Agreement means this agreement, as from time to time supplemented or amended by the parties,

Cieneguita Option Agreement means the Exploration, Exploitation and Unilateral Promise to Sell Agreement signed in the City of Chihuahua, Chihuahua on May 6, 2004 between the Assignor (acting as the Exploration Company) and Corporativo Minero, SA de CV, represented by JOSE CONRADO TERRAZAS CANO (acting as the Concessionaire), in the presence of José R. Miller Hermosillo, notary public (no.02) in and for the Judicial District Morelos State of Chihuahua, whereby the Concessionaire granted to Assignor the exclusive right and option to purchase an undivided 100% interest in and to the Mining Concessions; a copy of the Cieneguita Option Agreement is attached as Schedule B hereto and made part hereof,

Royalty means the royalty to be paid to the Concessionaire per once of gold extracted from the Mining Concessions, pursuant to Section 5 of the Cieneguita Option Agreement and Subsection 5.2.(b) of this Agreement; all payments made to the Concessionaire on account of the Royalty shall be deducted from the purchase price of the Mining Concessions set out in Section 3 of the Cieneguita Option Agreement,

Underlying Royalties means, collectively, the following royalty rights attached to the Mining Concessions, in force on the date of signing of this Agreement:

1.

the Cuicuilco Royalty means the 3% net smelter return royalty to be paid to Minera Cuicuilco, S.A. de C.V. from the proceeds of sale of minerals extracted from the Mining Concessions, pursuant to Promise to Sell, Exploration and Exploitation Agreement signed between said royalty holder and Minera Aquilon, S.A. de C.V on December 4, 1992,

2.

the Aquilon Royalty means the 1% net smelter return royalty to be paid to Minera Aquilon, S.A. de C.V. from the proceeds of sale of minerals extracted from the Mining Concessions, pursuant to Purchase and Sell Agreement signed between said royalty holder and Minera Glamis La Cieneguita, S. de R.L. de C.V on July 16, 1998,

3.

the Glamis Royalty means the 3% net smelter return royalty to be paid to Minera Glamis La Cieneguita, S. de R.L. de C.V. and Minera Glamis, S.A. de C.V from the proceeds of sale of minerals extracted from the Mining Concessions, pursuant to Purchase and Sell Agreement signed between said royalty holder and Consorcio Minero Latinoamericano, S.A. de C.V on December 11, 2000.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR AND THE CONCESSIONAIRE

2.1

The Assignor and the Concessionaire individually and collectively represent and warrant to the Assignee that

(a)

the Concessionaire is the sole legal and beneficial recorded owner of the Mining Concessions and will remain so entitled in accordance with this Agreement so as to allow the Assignee to exercise the Option in accordance with the Cieneguita Option Agreement,

(b)

the Mining Concessions are, as of the date hereof and will remain during the term of this Agreement, (a) free and clear of all liens, charges (with the exception of the Underlying Royalties), encumbrance and adverse claims of others or challenge against or to their ownership or title, (b) in full compliance with all obligations imposed under the Act and (c) free and clear of any agreement or option, or any right or privilege capable of becoming an agreement or option for the purchase or acquisition of any of the rights attached thereto,

(c)

the Concessionaire possesses the legal capacity required under Mexican law to consent to the Assignment and to grant the Option to the Assignee,

(d)

the Mining Concessions have been duly and validly located and recorded, and are accurately described in Schedule A,

(e)

the Cieneguita Option Agreement is, as of the date hereof:

(i)

in full force and effect, binding upon the parties thereto and enforceable upon its terms,

(ii)

in good standing in respect to the payment of the obligations therein contained, including the payment by the Assignor to the Concessionaire of $350,000 US set out in Clause 4 of the Cieneguita Option Agreement; in respect to the obligations agreed upon under Clause 1, 2nd Paragraph, of the said Agreement, namely, the obligation of the Assignor to, during the one year following signing of the Cieneguita Option Agreement (a) incur $1,000,000 US exploration or exploitation expenditures on the Mining Concessions and (b) commence commercial production of minerals within the area comprised by the Mining Concessions, the Concessionaire and the Assignor individually and jointly warrant and represent to the Assignee that the term for compliance with such obligations has been extended to May 6th, 2006 and that this instrument signifies the ratification of the mutual agreement and, therefore, such obligations are not, as of this date, due and outstanding,

(iii)

free and clear of any claim, challenge, suit or procedure instituted against or in respect of any of the rights and obligations therein contained, nor to their knowledge there is any basis therefore.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE

3.1

The Assignee represents and warrants that

(a)

it possesses the legal capacity under Mexican law to acquire, hold and deal as a proprietor (i) mining concessions located within the territory of Mexico in accordance with article 11 of the Mining Act, and (ii) real estate property located outside of the constitutionally-restricted area within Mexico in accordance with article 10-A of the Foreign Investment Act and article 8 of its Regulations,

(b)

it is, with respect to all required filings with the Registrar of Companies of its incorporating jurisdiction, the Mines Recorders’ Office and the Foreign Investment Registry, in good standing,

(c)

it has obtained all necessary approvals, consents, licenses and registrations to enter into and perform its obligations hereunder, and in particular, to acquire the Assignment and the Option.

SECTION 4

GRANTING OF ASSIGNMENT

4.1.

The Assignor hereby assigns and transfers to the Assignee all of its rights and obligations contained in the Cieneguita Option Agreement, as they exist as of the date of signing of this Agreement.

4.2.

The Assignee hereby accepts and acquires the Assignment and hereinafter assumes all rights and obligations of the Assignor under the Cieneguita Option Agreement, as they exist as of the date of signing of this Agreement.

4.3.

The Concessionaire hereby irrevocably consents to the Assignment and acknowledges that the Assignee has hereinafter assumed all rights and obligations of the Assignor under the Cieneguita Option Agreement, as they exist as of the date of signing of this Agreement, as if such Agreement had been originally executed by the Assignee.

SECTION 5

RIGHTS AND OBLIGATIONS OF THE ASSIGNEE

5.1. Without limiting the scope, interpretation or generality of the provisions of the Cieneguita Option Agreement, the rights herein acquired by the Assignee under such Agreement, include, among others

a)

the exclusive right and option, but not the obligation, to purchase, during the term of existence of the Mining Concessions, an undivided 100% title to the Mining Concessions on payment of $ 2,000,000US; all payments made to the Concessionaire on account of the Royalty shall be credited to the purchase price herein set out,

b)

the exclusive right to carry out the Mining Activities on any portion of the Mining Concessions.

5.2. Without limiting the scope, interpretation or generality of the provisions of the Cieneguita Option Agreement, the obligations herein assumed by the Assignee under such Agreement, include, among others

a)

the obligation to carry out the Mining Activities in compliance with legislation applicable to mining and protection of the environment,

b)

the obligation to pay a Royalty to the Concessionaire of $20 US per once of gold extracted from the Mining Concessions, plus $0.10 US per each dollar above the $400 US per once of gold price fixed by international markets mutually agreed by the parties, as set out in Section 5 of the Cieneguita Option Agreement; all

payments made to the Concessionaire on account of the Royalty shall be deducted from the purchase price of the Mining Concessions set out in Section 3 of the Cieneguita Option Agreement,

c)

the obligation to make payment of mining duties owing from 1st semester 2004; it being agreed that the Assignor shall be responsible for payment of such mining duties, including later payment charges and inflationary adjustments, accrued from the date of signing of the Cieneguita Option Agreement through December 31, 2003,

d)

the Assignee hereby agrees to effect the cancellation of the debt owing by the Assignor to the Assignee and/or to Sierra Minerals and Mining Inc. for a total of US $225,000 (two hundred twenty five thousand United States dollars) and to cancel the two promissory notes signed  by the Assignor in favour of the Assignee pursuant to such debt.

SECTION 6

OBLIGATIONS OF THE CONCESSIONAIRE

6.1. Payment of Underlying Royalties. During the term this Agreement is in full force and effect, the Concessionaire and the Assignor shall, jointly and individually:

a)

make payment of the Underlying Royalties to all persons legally holding such rights, pursuant to and accordance with, the terms and conditions agreed upon, and they hereby release the Assignee from any and all liability and obligation that may arise as a result thereto,

b)

release and save the Assignee harmless from and against any law suit, demand of payment, notice or judgement filed o issued against the Assignee as a result of or in relation to the Underlying Royalties,

c)

in the event the Concessionaire obtains the cancellation or acquisition of the rights to the Underlying Royalties, the Concessionaire shall produce evidence sufficient to the Assignee thereto, indicating that all rights to such Underlying Royalties have been terminated, by way of a written agreement with the rightful holders of such rights.

6.2.

Consent.  The Concessionaire shall, within a term of 120 calendar days following the date of signing hereof, obtain and show evidence to the satisfaction of the Assignee, the written consent of Minera Aquilon, S.A. de C.V. for the execution of the following agreements signed in respect to the Mining Concessions:

a)

Sale and Purchase Agreeement signed between Minera Glamis La cieneguita, S. de R.L. de C.V. and Minera Glamis, S.A. de C.V. and Consorcio Minero Latinoamericano, S. A. de C.V.  on December 11, 2000;

b)

Sale and Purchase Agreeement signed between Consorcio Minero Latinoamericano, S.A. de C.V.  and Corporativo Minero, S.A. de C.V. on January 20, 2004.

The Concessionaire hereby acknowledges and agrees that such written consent from Minera Aquilon, S.A. de C.V. is a requirement for the valid execution of the agreements set out in this Subsection 6.2.a) and b), pursuant to Section 5, 3rd Paragraph, of the Sale and Purchase Agreement signed between Minera Aquilon, S.A. de C.V. and Minera Glamis La Cieneguita, S. de R.L. de C.V. and Minera Glamis, S.A. de C.V. on July 16, 1998.

SECTION 7

GENERAL PROVISIONS

 7.1.

 Early Termination.  The Assignee, but not the Assignor or the Concessionaire, may at any time prior to the exercise of the Option terminate this Agreement on 30 days' written notice to the Assignor and the Concessionaire and, in the event of such termination, this Agreement, except for the obligations of the Assignee incurred prior to the effective date of termination, will be of no further force and effect.

7.2.

 Reinstatement of the Cieneguita Option Agreement. In the event of Early Termination by the Assignee as described in Subsection 7.2. the Cieneguita Option Agreement will be reinstated as if this Agreement had not been executed (except for the payments made by the Assignee under this Agreement which shall be deemed as having been made by the Assignor) and the Assignor shall again be the exclusive holder of the rights and the sole obligor to the obligations contained in the Cieneguita Option Agreement, as they legally exist on the effective date of the Early Termination.

7.3.

Notices.  Any notice or notification given or required to be given between the parties as a result of the application of this Agreement shall be given in writing and shall be addressed to the latest domiciles set out by the parties under this Agreement, which domiciles are, until further notice is given, as follows:

If to the Assignee:

If to the Assignor:

Attention:

Attention:

President of the Board of Directors

President of the Board of Directors

Sunburts Mining de Mexico, SA de CV

Minera Rio Tinto, SA de CV

Av. Del Mar 1022-5, Zona Costera

Pascual Orozco 2117, Colonia Cima

Mazatlan, Sinaloa, México, CP 82149

Chihuahua, Chihuahua, México, CP 31237

If to the Concessionaire:

Corporativo Minero, SA de CV

Attention: President of the Board of Directors

Albatros No.1619, Colonia Arboledas

Chihuahua, Chuahua, México, CP 31166

The parties may, at any time, change their domiciles by ten days written notice to the other party.

All Notices shall be given (i) by personal delivery, or (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii)

by registered or certified mail return receipt requested or by commercial courier.  All Notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication, on the next business day following actual receipt of the mailed confirmation, and (iii) if solely by mail or by commercial carrier, on the next business day after actual receipt.  A Party may change its address by Notice to the other Party.

7.4.

Governing Law.  This Agreement shall be construed and regulated by the provisions of the Mining Act of Mexico and its Regulations, the Code of Commerce, the Federal Civil Code and the Civil Code of the State of Chihuahua, Mexico. The parties hereto attorn to the jurisdiction of the state and federal tribunals of the City of Chihuahua, State of Chihuahua, which shall have the authority to resolve any dispute, suit or claim arising under, or the interpretation or construction of, this Agreement. The parties hereby relinquish their respective right to the jurisdiction of any other tribunal or court to whose jurisdiction they might have a right to, by virtue of their current or future domiciles or by provision of any law currently or in the future in force.

7.5.

Further Assurances.  The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instalments of further assurance which may be reasonably necessary or required by law to grant to the Assignee the exclusive right and option to purchase the Mining Concessions and/or to record this Agreement at the Mines Registry office of the Federal Bureau of Mines.

7.6.

Languages.  This Agreement is approved by the parties in the English and Spanish languages. The parties agree that in the event of discrepancy between the two versions, the Spanish version shall prevail. The parties acknowledge to having obtained sufficient independent legal advice and to having read and understood (through their respective appointed interpreters and legal counsel) the legal effects and validity of this Agreement in both the Spanish and English versions. The English version is attached as schedule C hereto and made part hereof for all corresponding legal effects.

IN WITNESS WHEREOF the parties have executed this agreement on the date first above written.

THE “ASSIGNOR”

MINERA RIO TINTO, S.A. DE C. V.

/s/ MARIO AYUB TOUCHE

ITS SOLE ADMINISTRATOR

THE “ASSIGNEE”

SUNBURST MINING DE MÉXICO, S. A. DE C. V.

/s/ TRACY ALLIN MOORE

ITS SOLE ADMINISTRATOR

THE “CONCESSIONAIRE”

CORPORATIVO MINERO, SA DE CV

/s/ JOSE CONRADO TERRAZAS CANO

LEGAL REPRESENTATIVE

SCHEDULE A

MINING CONCESSIONS

AURIFERO MINING CONCESSION

1.

Legal Description:

1.1.

Lot Name: Aurifero

1.2.

Title Number: 196356

1.3.

Proprietor(s): Corporativo Minero, SA de CV. (100%)

1.4.

Recordation of Title: Book of Mining Concessions, Registration Number 216 page 108, Volume 271.

1.5.

Location: Urique, Chihuahua.

1.6.

Class: Exploitation.

1.7.

Term of Validity: 16/07/1993 to 15/07/2043

AURIFERO NORTE MINING CONCESSION

1.

Legal Description:

1.1.

Lot Name: Aurifero Norte

1.2.

Title Number: 196153

1.3.

Proprietor(s): Corporativo Minero, SA de CV. (100%)

1.4.

Recordation of Title: Book of Mining Concessions, Registration Number 13, Page 7, Volume 271.

1.5.

Location:  Urique, Chihuahua.

1.6.

Class: Exploitation

1.7.

Term of Validity: 16/07/1993 to 15/07/2043

LA MARAVILLA MINING CONCESSION

1.

Legal Description:

1.1.

Lot Name: La Maravilla

1.2.

Title Number: 190479

1.3.

Proprietor(s): Corporativo Minero, SA de CV. (100%)

1.4.

Recordation of Title: Book of Mining Concessions, Registration Number 79, Page 21, Volume 261.

1.5.

Location: Urique, Chihuahua.

1.6.

Class: Exploitation

1.7.

Term of Validity: 29/04/1991 to 24/04/2041

AQUILÓN UNO MINING CONCESSION

1.

Legal Description:

1.8.

Lot Name: Aquilon Uno

1.9.

Title Number: 208339

1.10.

Proprietor(s): Corporativo Minero, SA de CV. (100%)

1.11.

Recordation of Title: Book of Mining Concessions, Registration Number 319, Page 160, Volume 304.

1.12.

Location: Urique, Chihuahua.

1.13.

Class: Exploration

1.14.

Term of Validity: 23/09/1998 to 22/09/2004